Exhibit Filing Fees

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

U-Haul Holding Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-01M	457(r)	$300,000	100%	$300,000	0.0001102	$33.06
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-02M	457(r)	$315,000	100%	$315,000	0.0001102	$34.71
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-03M	457(r)	$500,000	100%	$500,000	0.0001102	$55.10
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-04M	457(r)	$500,000	100%	$500,000	0.0001102	$55.10
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-05M	457(r)	$581,000	100%	$581,000	0.0001102	$64.03
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-06M	457(r)	$500,000	100%	$500,000	0.0001102	$55.10
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-07M	457(r)	$500,000	100%	$500,000	0.0001102	$55.10
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-08M	457(r)	$502,000	100%	$502,000	0.0001102	$55.32
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-09M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-10M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-11M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08

Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-12M	457(r)	$453,000	100%	$453,000	0.0001102	$49.92
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-13M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-14M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-15M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-16M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-17M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-18M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-19M	457(r)	$400,000	100%	$400,000	0.0001102	$44.08
Fees to be Paid	Debt	Fixed Rate Secured Notes Series UIC-20M	457(r)	$224,000	100%	$224,000	0.0001102	$24.69
	Total Offering Amounts					$8,375,000	-	$922.93
	Total Fees Previously Paid					-	-	$0
	Total Fee Offsets					-	-	$0
	Net Fee Due					-	-	$922.93

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s registration on Form S-3 (Registration No. 333-268891), in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2) Pursuant to Rule 415(a)(6) under the Securities Act, the registrant carried forward $77,893,500 of unsold securities that had been previously registered on its registration statement on Form S-3 (file no. 333-235872) (the “Unsold Securities”), and used $58,805,600 of such unsold securities and $4,161 of such previously paid filing fees in connection with offerings of securities under registration statement on Form S-3 (file no. 333-235872) filed on January 10, 2020 (the “Previously Paid Fees”). After giving effect to the foregoing, $63,704,500 of the Unsold Securities remain available under the registration statement on Form S-3 (file no. 333-268891).